UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

LID HAIR STUDIOS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-132120	20-2718075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

Avenida Atlantica 1260, Apt 801, Rio de Janeiro, RJ Brazil 22021-000
  (Address of principal executive offices)

Telephone: 604-628-4658
 (Principal office)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481 Telephone: (800) 246-2677
(Name, address and telephone number for Registered Office and Agent for Service)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On September 10, 2008, Lid Hair Studios International, Inc. (the “Company”) filed an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934.   As described in the Information Statement, the Company and ISR Systems and Sensors Corporation (“IRS”) anticipated entering into a definitive agreement and completing a reverse merger transaction by September 30, 2008.  The parties have not entered into a definitive merger agreement as of the date of this filing.  The Company now anticipates entering into a definitive agreement and completing a reverse merger transaction with ISR during the fourth quarter of 2008.  However, we cannot provide any assurance that we will indeed be able to enter into or consummate the reverse merger transaction by the end of the fourth quarter of 2008 or on any date thereafter.  In the event we do not consummate the reverse merger transaction, the corporate actions referenced in the Information Statement will not be effected.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LID HAIR STUDIOS INTERNATIONAL, INC. (Registrant)

Date: September 29, 2008	By:	/s/ Eric Steven Anderson
Chief Executive Officer